EXHIBIT INDEX

4.23 Form of Contract Data Page to Deferred Annuity Contract
     (form 272877-NYDPIN3).

4.24 Form of Guaranteed Minimum Withdrawal Benefit Rider (form 273567-NY).

4.25 Form of Guaranteed Minimum Accumulation Benefit Rider (form 273568-NY).

5.4  Form of Variable Annuity Application (273635-NY).

9. Opinion of counsel and consent to its use as to the legality of the securities being registered

10.1 Consent of Independent Auditors for American Express Endeavor Select(SM) Variable Annuity.

10.2 Consent of Independent Auditors for American Express Innovations(R) Select Variable Annuity.